Exhibit 10.1

                            MINERAL AND MINING LEASE

THIS LEASE is made and effective the 1st day of February, 2010, between; Miller and Associates, LLC, whose address is 131 Davis Lane, Riverton, WY 82501 (called "Lessor), and ESL Teachers Inc., whose address is 8th floor - 200 South Virginia Street, Reno, Nevada, 89501 (called "Lessee").

                                   WITNESSETH:

1. INTERESTS LEASED. For and in consideration of Ten Dollars paid to Lessor by Lessee, the receipt and sufficiency of which are hereby acknowledged by the Lessor, and the mutual covenants set forth herein, Lessor hereby grants and leases exclusively unto Lessee all coal in, under and appurtenant to the lands described as the Premises below (all of which materials, minerals and deposits are called the "Subject Minerals"). The Subject Minerals are leased, as above, together with all interests hereafter acquired by or for Lessor in the Premises, and together with whatever rights are controlled by the State of Wyoming Coal Lease 0-41076 section 36, T45N, R75W.

The Premises consists of the following described land and property, in the County of CAMPBELL and State of WYOMING: Lease 0-41076 section 36, T45 N, R75W, owned by Miller & Associates, LLC containing approximately, 640 acres.

2. TERMS OF LEASE. This lease is granted for an initial term of five (5) years from and after the date hereof, and for a continuing term as long after the initial term as any mining, development, processing, or reclamation is being conducted hereunder on a continuous basis. Such operations shall be deemed conducted on a continuous basis unless and until, after the end of the initial term, a period on one hundred eighty (180) consecutive days elapses in which no mining or developing or processing or testing is conducted, excluding, however, periods of force majeure as provided herein.

Unless otherwise specified, all reference to the "term" of the lease shall mean and include both the initial term and the continuing term.

Lessee is also subject to and obligated to meet all the terms of the lease with the State of Wyoming.

3. PAYMENTS. The initial payment will be 100,000 post split restricted shares of common stock of the Lessee (the "Consideration Shares") for execution of this lease, issuable upon the Lessee completing a pending 30 for one forward split of its shares of common stock. An annual payment of $20,000 (adjusted annually by the CPI (consumer price index as published by the US Government) according to this formula each year previous payment times 1+ fractional CPI index. For example if CPI is 3% the following payment will be 20,000 x 1.03 or $20,600, if next years CPI is 2 % then the calculation would be 20,600 x 1.02 or $21,012. which will keep the lease valid for one additional year. Payments will be made to an address and account of the Lessor's choosing.

All payments will be creditable as advanced royalties and will accrue against the royalties to be paid if mining occurs.

In regards to the Consideration Shares:

     (a)  They will upon issuance be issued as fully paid and non-assessable.
     (b) The Lessor agrees not to undertake any sales, transfers or assignment of the Consideration Shares for a period of two years from the date hereof, without the prior written consent of the Lessee.
     (c)  The  Lessor is an  "accredited  investor"  as the term is  defined  in section 501(a) of Regulation D under the 1933 Act, by virtue of its equity owners each being accredited investors.
     (d) The Consideration Shares have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to U.S.
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          Persons (as defined in Regulation S  promulgated  under the 1933 Act), except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state securities laws.
     (e) The Lessor is receiving the Consideration Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Consideration Shares, and the Lessor has not subdivided its interest in the Consideration Shares with any other person.
     (f) The Lessor is not an underwriter of, or dealer in, the common shares of the Lessee, nor is the Lessor participating, pursuant to a contractual agreement or otherwise, in the distribution of the Consideration Shares.
     (g)  The  Lessor  is  not  aware  of  any   advertisement  of  any  of  the
          Consideration Shares and is not acquiring the Consideration Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

4. ROYALTIES. Lessee shall pay Lessor, on or before the 25th day of each calendar month, for the right to mine all coal on the Premises as leased hereunder a production royalty of 4% of the Gross Sales Price of all coal mined and sold from the Premises the previous month at the Loading Point. The Gross Sales Price shall be the weighted average per ton selling price of all coal mined from the premises and sold by the lessee in the previous month. The Loading Point shall be the point at which coal mined from the Premises by the Lessee leaves possession and control of the Lessee to be shipped to market or the final consumer of the coal and whether from the mine or preparation plant of the Lessee as the case may be. This royalty is to the Lessor and is in addition to any other government royalities or fees that may be payable on coal mined from the Premises.

Each such payment shall be accompanied by a statement showing weights, analyses and values of all coal, produced from the Premises during the period for which payment is made and the amount of the charges or costs deductible there from.

All statements rendered to Lessor by Lessee shall be conclusively resumed to be true and correct after sixty (60) days from the end of the period to which such statement applies unless within said sixty-day period Lessor takes exception thereto and makes written claim on Lessee for adjustment. Failure on the part of Lessor to make claim on Lessee for adjustment in such period shall establish the correctness and preclude the filing of exceptions thereto or making of claims for adjustment thereon. No adjustments favorable to Lessee shall be made unless within the prescribed period or unless in connection with a claim of Lessor.

6. ROYALTY PURCHASE OPTION

For the period beginning as of the date of this lease and continuing to the third anniversary date. The Lessor hereby grants the Lessee an option to buy out 3% of the 4% production royalty in increments of 1% at a purchase price of $600,000 per increment.

7. OPERATIONS

A. EXPLORATION, MINING AND OTHER OPERATIONS. The Lessee may use and employ methods of exploration, development, mining and processing as it may desire or find most profitable and economical and may, when it deems it necessary or desirable, discontinue operations entirely so long as it shall well and truly meet its obligations hereunder to pay annual payments and royalty due, if any, Lessee shall not be required to mine, preserve, or protect in its mining operations any Subject Minerals which under good mining practices cannot be mined or shipped at a profit by the Lessee at the time encountered. Lessee shall have the right and privilege at any time, during the term of this lease and as long thereafter as it may hold an interest in minerals in, on or under adjacent or neighboring lands, to use any and all roads or workings located at anytime on or under the premises to facilitate mining ores or materials on adjacent or neighboring properties, whether or not contiguous and whether or not owned by Lessor. Lessee shall have the further right of mixing, either underground or at the surface or processing plants, any ores, solutions or other products from any
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other lands,  provided that the mixing is accomplished  only after the same have been sampled and after the weight or volume thereof has been determined or ascertained by sound engineering principles. An accurate record of the tonnage or volume, and of the analysis, of ore, concentrate or other products from each property going into such mixture shall be kept and made available to Lessor at all reasonable times, and shall be used as basis of the allocation between the properties, of production royalties to be paid therefore.

B. MAINTENANCE. Lessee agrees to make all annual State of Wyoming payments due to maintain lease. Such payments will be made more than 90 days in advance of State of Wyoming lease due date. If payment has not been made in the final 30 days then Lessor can make payment to keep the lease active. Lessee must reimburse Lessor double the amount paid within 90 days of payment. If not reimbursed this lease agreement is null and void and the lease reverts back to Lessor.

C. Lessee agrees to maintain all roads, camps, drillsites, and mines in a good and workmanlike manner.

D. PAYMENT FOR DAMAGES. The Lessee shall pay an equitable compensation to the injured party or parties for actual damages caused by its operations upon the Premises, including, damage to crops, grazing values, fences, gates, reservoirs, roads, and structures, and damage sustained by reason of injury or loss of livestock.

8. INSPECTION. Lessor or its duly appointed representative shall have the right, exercisable at all reasonable times and in a reasonable manner so as not to interfere with Lessee's operations, to go upon the Premises, or any part thereof, for the purpose of inspecting the workings thereon. Lessor shall hold Lessee harmless from all claims for damages arising out of any death, personal injury, or property damage sustained by Lessor or Lessor's agents or servants while in or upon the Premises, unless such death or injury arises as a result of negligence of the Lessee.

9. TAXES. Lessor agrees to pay all general (surface use) ad valorem taxes and assessment assessed against the Premises and all taxes resulting from the Lessor's use thereof, if any. Lessee shall pay for that portion of such taxes which is attributable to any producing mine opened and operated on the Premises by Lessee, less the part thereof attributable to Lessor's royalty interest therein. Lessee shall pay all other lawful public taxes and assessments, whether general, specific or otherwise, assessed and levied upon or against the Premises and attributable to Lessee's operations, or upon any area and other product's thereof, or upon any property or improvements placed by lessee on the Premises. If any tax is now or hereafter levied on or measured by production, Lessor shall pay that portion of such taxes which is attributable to the royalty reserved herein. Lessee shall have the right in good faith to contest any of the above taxes, whether payable by Lessee or payable by Lessor, but shall not permit or suffer the Premises or any part thereof, or any ore mined thereon, or any improvements or personal property thereon to be sold at any time for such taxes or assessments.

10. WARRANTY. Lessor hereby warrants to the Lessee that the Lessor owns a 100% working interest in the Subject State of Wyoming Coal Lease, free and clear of any tax, mortgage, or other existing leans and the Lessor covenants that while this lease remains outstanding Lessor will not mortgage, pledge or otherwise encumber the Mineral Interest. The lease is only subject to the terms of the lease from the State of Wyoming.

11. ASSIGNMENT. The estate of either party may be assigned in whole or in part. No change in the ownership of the Premises or assignment or royalties' payable hereunder shall be binding upon Lessee until Lessee has been furnished with a written transfer or assignment or a certified copy thereof. If this lease is assigned as to a part or parts of the Premises and the Lessee, or assignee or assignees of any part or parts, fails or defaults in the payment of the proportionate part of the royalties due from him or them or otherwise breach any covenants contained herein, such default shall not operate to defeat or affect this lease insofar as it covers any other part of parts of the Premises. An assignment of this lease shall, to the extent of the assignment, relieve and discharge the Lessee of all obligations hereunder which have not theretofore become due.

12. MULTIPLE LESSORS. Whenever four or more parties are entitled to receive annual payments or royalties hereunder, Lessee may withhold payment thereof unless and until all such parties designate in a recordable instrument as agent
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empowered to receive all royalty or annual payments due hereunder and to execute division and transfer orders on behalf of said parties and their respective successors in title.

13. DEFAULT; FORCE MAJEURE; TERMINATION. If at any time Lessee is in default in the performance of the terms and conditions of this lease to be performed by it, and if, within ninety (90) days after written notice of default is given by Lessor to Lessee, Lessee has not commenced activities which will cure the default if pursued diligently, then Lessor may terminate this lease by written notice to Lessee, provided that, if the default is a failure to pay, when due, a sum of money expressly required to be paid hereunder, Lessor may terminate this lease by written notice to Lessee if such default is not cured within thirty
(30) days after the written notice of the default is given to Lessee. Lessor shall have no right to terminate this lease except as expressly provided in the foregoing provisions of this paragraph.

Lessee shall not be deemed in default, or to have ceased performance or operations hereunder, during any period in which performance or operations are prevented by any cause reasonably beyond Lessee's control, each of which causes is called "force majeure". Force majeure shall include, without limitation, fire, floods, windstorms, and other damage from the elements, legislation, public regulations or other action of government authority, litigation, acts of God and acts of the public enemy. The duration of this lease shall be extended for a period equal to the period of force majeure. All periods of force majeure shall be deemed to begin at the time Lessee stops performance or operations hereunder by reason of force majeure and Lessee shall notify Lessor of the beginning and ending date of each such period. Nothing herein shall limit Lessee's obligation to pay annual payments, or royalty for ore mined and sold, as provided in this lease.

Lessee shall have the right to terminate this lease at any time or times during the term hereof, as to the Subject Minerals underlying all or any one or more parts of the Premises, by delivering or mailing to Lessor written notice stating such intention to terminate and describing the parts of the Premises, if less than all, so to which the termination applies. The termination shall take effect upon the date specified in the notice, or, if no date is specified, upon the date on which the notice is given. Upon such termination, all right, title, interest and obligations of Lessee hereunder in and to the Premises specified in the notice shall terminate, except obligations which then have accrued under the express provisions of this lease and which then have not been paid or performed. If the notice specifies that this lease is thereby being terminated, as to the Subject Minerals underlying a part, and less than all, of the Premises, this lease shall continue in effect as to the Subject Minerals underlying a part, and less than all, of the Premises, this lease shall continue in effect as to the Subject Minerals underlying all parts of the Premises except the part or parts so specified. Forthwith after delivery of the notice of termination, Lessee shall execute and record, or deliver to Lessor for recording, a formal release of this lease as to the parts of the Premises described in the notice.

Lessee shall have the right to remove from the Premises any machinery, fixtures, buildings, stockpiles of ore or minerals, and other property placed on the Premises by Lessee. This right may be exercised at any times during the term hereof, or within one year after expiration or termination of this lease as to the parts of the Premises on which such property is located.

14. FURTHER DOCUMENTS. At the request and expense of Lessee, Lessor shall deliver to Lessee for the purpose of copying the same, any documents, abstracts, policies, or other information relating to the Subject Minerals, the Premises or Lessee's operations hereunder, and shall execute and deliver to Lessee any instructions, agreements, documents, or other papers reasonably required by lessee to effect the purpose of this lease. Lessor at all time times shall cooperate with Lessee in any reasonable way to assist Lessee in effecting the purposes of this lease.

15. NOTICES. All notices required or permitted to be given hereunder shall be deemed properly given upon delivering the same to the party to be notified, or upon the seventh day after mailing the notice, by registered or certified mail, return receipt requested, to the party to be notified at its address set forth above, or such other address as the party to be notified may have designated prior thereto by written notice to the other. All routine reports hereunder maybe delivered by ordinary United States mail, addressed to the recipient at its above address.

16. ADVERSE CLAIM. In case of suit, adverse claim, dispute or question, as to the ownership of the Premises or of the annual payments or royalties (or any interest therein) payable under this lease, Lessee shall not be in default in payment of annual payments or royalties until the suit, claim, dispute or question has been finally disposed of. Any payments so withheld shall be paid
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within  thirty  (30) days after  Lessee  has been  furnished  with the  original instruments disposing of the suit, claim or dispute (or certified copies thereof), or after lease has been furnished with proof sufficient, in Lessee's opinion, to settle the question. If the rights or interest granted Lessee hereunder are disputed, it shall not be counted against Lessee either as affecting the term of the lease (which shall be extended by the period of the dispute) or for any other purpose, and Lessee may withhold all payments due Lessor hereunder without interest until there is a final adjudication or other determination of the dispute.

17. HOMESTEAD. Lessor hereby release and relinquishes any right of homestead exemption which Lessor may have in the Premised or in the Subject Minerals.

18. BINDING EFFECT. This lease shall be binding on the parties hereto, and upon their heirs, successors and assigns. This Lease shall be binding upon all who execute it, whether or not named in the body hereof as Lessor and without regard to whether this instrument or any copy thereof shall be executed by any other Lessor named above. All who execute this lease shall be Lessors the same as if named in the body hereof.

IN WITNESS WHEREOF, this lease has been executed as of the day and year first above written.

LESSEE:                                       LESSOR:

/s/ Mauricio Beltran                          /s/ David Miller
-------------------------------------         ----------------------------------
Authorized Signatory                          Mr. David Miller
ESL Teachers Inc.                             Miller & Associates, LLC and/or
8th floor - 200 South Virginia Street         David Miller
Reno, Nevada, 89501                           131 Davis Lane
                                              Riverton, WY 82501
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                    LIMITED LIABILITY COMPANY ACKNOWLEDGMENT

STATE OF WYOMING

COUNTY OF FREMONT

Before me, the undersigned, a Notary Public in and for said County and State, on this ______ day of ________________ 2008, personally appeared David Miller to me known to be the identical persons who subscribed the names of the persons thereof to the foregoing as Members of Miller & Associates, LLC, and acknowledged to me that they executed the same as their free and voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and official seal, the day and year last written above.

(AFFIX SEAL)
                                                --------------------------------
                                                NOTARY PUBLIC - Print Name

My Commission Expires: _________ in for the County of __________ State of ___


                            CORPORATE ACKNOWLEDGMENT

PROVINCE OF: BRITISH COLUMBIA

CITY OF: VANCOUVER

Before me, the undersigned, a Notary Public by Royal Authority in and for the City of Vancouver, in the Province of British Columbia, on this ______ day of ________________ 2010, personally appeared __________, to me known to be the identical person who subscribed the name of the person thereof to the foregoing as PRESIDENT of ESL Teachers Inc., A NEVADA CORPORATION, and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.


Given  under  my  hand  and  official  seal,  this   __________________  day  of
______________________________2010.


(AFFIX SEAL)
                                                --------------------------------
                                                NOTARY PUBLIC - Print Name

My Commission Expires: ________ in for the City of Vancouver in the Province of British Columbia
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EXHIBIT A

                                 TERMS OF LEASE

1. INITIAL PAYMENT: 1,000,000 CONSIDERATION SHARES (AS DEFINED IN THE LEASE), DUE UPON EXECUTION OF LEASE.

2. ANNUAL PAYMENT: $20,000.00 (US), DUE ANNUALLY ON THE ANNIVERSARY DATE OF THE AGREEMENT. (adjusted annually by the CPI (consumer price index as published by the US Government), according to the following formula; each year previous payment times 1+ fractional CPI index. For example if CPI is 3% the following payment will be 20,000 x 1.03 or $20,600, if following year CPI is 2 % then the calculation would be 20,600 x 1.02 or $21,012. which will keep the lease valid for one additional year. First anniversary payment will be 20,000 + cpi adjustment for the first year.

3.   ROYALTY: 4% of gross value of ore sold from stockpile at the mine.